Seer Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Full Year 2025 Outlook

Validated technology with exceptional growth of customer publications and enhanced access to the Proteograph Product Suite with growing demand for Seer Technology Access Center (STAC)

REDWOOD CITY, Calif. Feb. 27, 2025 – Seer, Inc. (Nasdaq: SEER), a leading life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Recent Highlights

•
Achieved revenue of $4.0 million for the fourth quarter of 2024 and $14.2 million for the full year 2024
•
Shipped 10 instruments during 2024, bringing cumulative instruments shipped to 72 as of December 31, 2024
•
Launched a new product application for the Proteograph XT workflow, specifically designed for cell lysis proteomics, unlocking unprecedented depth in intracellular proteomics
•
Showcased new findings and advancements in cancer and RNA therapy research utilizing the Proteograph Product Suite at the US Human Proteome Organization Conference
•
Repurchased approximately 6.5 million shares of Seer Class A common stock at an average cost of $1.82 per share during the full year 2024, reducing shares outstanding by approximately 10%
•
Ended the year with approximately $300 million of cash, cash equivalents and investments

“Our customers have made important progress in validating the differentiated value of deep, unbiased proteomics at scale throughout the year, and I’m thrilled that the momentum is growing despite the challenging macroeconomic environment” said Omid Farokhzad, Chair and CEO of Seer. “We saw a surge in customer publications, strong demand for STAC, and we expanded upon our partnership with Thermo Fisher Scientific to accelerate adoption of our Proteograph Product Suite. I believe we are well-positioned for a stronger year in 2025 and my confidence in our platform, our value proposition, and the immense opportunity ahead has never been greater.”

Fourth Quarter 2024 Financial Results

Revenue was $4.0 million for the fourth quarter of 2024, a 10% decrease from $4.4 million for the corresponding prior year period, primarily due to lower instrument sales and no grant revenue recognized in the quarter. Product revenue for the fourth quarter of 2024 was $2.4 million, including $36 thousand of related party revenue, and consisted of sales of SP100 instruments and consumable kits. Service revenue was $1.6 million for the fourth quarter of 2024, including $353 thousand of related party revenue, and primarily consisted of revenue related to STAC service projects. Grant and other revenue was $51 thousand for the fourth quarter of 2024.

Gross profit was $2.0 million and gross margin was 51% for the fourth quarter of 2024.

Operating expenses were $25.5 million for the fourth quarter of 2024, including $6.0 million of stock-based compensation, an increase of 5% compared to $24.2 million for the corresponding prior year period, including $7.3 million of stock-based compensation. The increase in operating expenses was primarily driven by an increase in laboratory expenses.

Net loss was $21.7 million for the fourth quarter of 2024, compared to $17.8 million for the corresponding prior year period.

Full Year 2024 Financial Results

Revenue was $14.2 million for the full year 2024, a 15% decrease from $16.7 million for the corresponding prior year period, primarily due to lower product sales and no grant revenue recognized during the year. Product revenue for the full year 2024 was $10.2 million, including $1.5 million of related party revenue, and consisted of sales of SP100 instruments and consumable kits. Service revenue was $3.8 million for the full year 2024, including $828 thousand of related party revenue, and primarily consisted of revenue related to STAC service projects. Grant and other revenue was $223 thousand for the full year 2024.

Gross profit was $7.1 million and gross margin was 50% for the full year 2024.

Operating expenses were $107.2 million for the full year 2024, including $26.6 million of stock-based compensation, a decrease of 4% compared to $112.0 million for the corresponding prior year period, including $32.9 million of stock-based compensation.

Net loss was $86.6 million for the full year 2024, compared to $86.3 million for the corresponding prior year period.

Cash, cash equivalents and investments were approximately $300 million as of December 31, 2024.

2025 Guidance

Seer expects full year 2025 revenue to be in the range of $17 million to $18 million, representing growth of 24% at the midpoint over full year 2024.

Webcast Information

Seer will host a conference call to discuss the fourth quarter and full year 2024 financial results on Thursday, February 27, 2025 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer

Seer is a life sciences company developing transformative products that open a new gateway to the proteome. Seer’s Proteograph™ Product Suite is an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy to use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be incorporated by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s expectations for future results of operations and its financial position, business strategy, partnerships, adoption of our products and outlook for fiscal year 2025. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (SEC) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Carrie Mendivil

investor@seer.bio

Media Contact:

Patrick Schmidt

pr@seer.bio

SEER, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Product	$2,351	$2,669	$8,695	$8,506
Service	1,209	944	2,960	2,016
Related party	389	567	2,292	4,660
Grant and other	51	258	223	1,479
Total revenue	4,000	4,438	14,170	16,661
Cost of revenue:
Product	1,200	1,663	4,402	5,398
Service	566	390	1,465	685
Related party	61	204	712	1,430
Grant and other	148	180	536	642
Total cost of revenue	1,975	2,437	7,115	8,155
Gross profit	2,025	2,001	7,055	8,506
Operating expenses:
Research and development	12,619	11,165	50,585	53,019
Selling, general and administrative	12,894	13,068	56,571	58,950
Total operating expenses	25,513	24,233	107,156	111,969
Loss from operations	(23,488)	(22,232)	(100,101)	(103,463)
Other income (expense):
Interest income	3,565	4,720	16,666	17,764
Loss on equity method investment	(1,788)	—	(2,649)	—
Other income (expense)	67	(287)	(417)	(578)
Total other income	1,844	4,433	13,600	17,186
Loss before provision for income taxes	(21,644)	(17,799)	(86,501)	(86,277)
Provision for income taxes	98	—	98	—
Net loss	$(21,742)	$(17,799)	$(86,599)	$(86,277)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.37)	$(0.28)	$(1.39)	$(1.35)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	59,091,817	64,157,125	62,348,012	63,850,490

SEER, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$40,753	$32,499
Short-term investments	195,657	283,725
Accounts receivable, net	3,997	4,831
Related party receivables	379	559
Other receivables	1,853	1,326
Inventory	7,436	4,491
Prepaid expenses and other current assets	3,248	3,082
Total current assets	253,323	330,513
Long-term investments	63,103	56,858
Operating lease right-of-use assets	22,791	25,177
Property and equipment, net	18,575	22,193
Restricted cash	524	524
Other assets	8,281	1,004
Total assets	$366,597	$436,269
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,621	$1,370
Accrued expenses	7,937	9,212
Deferred revenue	408	206
Operating lease liabilities, current	2,312	2,295
Other current liabilities	50	139
Total current liabilities	15,328	13,222
Operating lease liabilities, net of current portion	23,652	25,964
Other noncurrent liabilities	48	179
Total liabilities	39,028	39,365
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of December 31, 2024 and 2023; zero shares issued and outstanding as of December 31, 2024 and 2023	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of December 31, 2024 and 2023; 55,083,123 and 60,253,707 shares issued and outstanding as of December 31, 2024 and 2023, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of December 31, 2024 and 2023; 4,044,969 shares issued and outstanding as of December 31, 2024 and 2023	—	—
Additional paid-in capital	719,804	702,868
Accumulated other comprehensive gain (loss)	136	(192)
Accumulated deficit	(392,372)	(305,773)
Total stockholders’ equity	327,569	396,904
Total liabilities and stockholders’ equity	$366,597	$436,269